Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This document should be read in conjunction with the Prospectus dated October 6, 2016 (the “Prospectus”). The definitions used in the Prospectus apply in this Form of Withdrawal (the “Form”). All terms and conditions contained in the Prospectus applicable to the U.S. Offers for Petrobras Argentina S.A. Class B Shares (“PESA Shares”) are deemed to be incorporated in and form a part of this Form.

U.S. FORM OF WITHDRAWAL

Of the Class B Shares held by U.S. Persons

of

Petrobras Argentina S.A.

Pursuant to the Prospectus
dated October 6, 2016

by

Pampa Energía S.A.

THIS FORM OF WITHDRAWAL OF THE U.S. OFFERS MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 10, 2016, OR UNTIL THE NEW EXPIRATION DATE, IF THE U.S. OFFERS WERE EXTENDED.

The Argentine Receiving Agent is:

SBS TRADING S.A.
Av. Eduardo Madero 900 Piso 11°

City of Buenos Aires, Argentina (C1106ACV)
Telephone: +54-11-4894-1800
E-mail: sbs.trading.desk@gruposbs.com

Action to be taken to withdraw the tendered PESA Shares

Please read the detailed instructions on how to complete this Form. Tenders of PESA Shares made pursuant to the U.S. Offers may be withdrawn at any time on or prior to the Expiration Time on the Expiration Date or the new Expiration Date, as applicable.  Any tender of PESA Shares will be irrevocable after that time.

If you have any questions as to how to complete this Form, please contact Georgeson Inc., the Information Agent, at 888‑293‑6812 (U.S. toll-free) or +1‑781‑575‑2137 (international), or via e‑mail at PetrobrasArgentina@georgeson.com.

Instructions

If you wish to withdraw acceptance of the U.S. Offers, you must:

(1)                 complete and sign this Form in accordance with the instructions set out below and in the Prospectus; and

(2)                 forward this Form to the Argentine Receiving Agent at the address set forth on the back cover of the Prospectus.

If the tendered PESA Shares were timely and validly withdrawn, the Custodian (as defined in the Prospectus) shall return the tendered PESA Shares to the tendering holders of PESA Shares as set forth in the Prospectus.

Notice

By signing this Form you agree that withdrawals may not be rescinded. Consequently, PESA Shares withdrawn will thereafter be deemed not validly tendered for the purposes of the U.S. Offers. However, withdrawn PESA Shares may be re-tendered following the procedures described in the Prospectus at any time prior to the Expiration Time on the Expiration Date, or prior to the new Expiration Date if the U.S. Offers were extended.

How to complete this Form

Please complete in BLOCK CAPITALS

Do not detach any part of this Form

1.             Withdrawal Rights

To withdraw from the U.S. Offers, write in Box 1 the total number of PESA Shares for which you wish to withdraw your acceptance of the U.S. Offers.  The information provided must conform to the source account.

BOX 1
Depositante/Custodian	Cuenta Comitente No.	Number of PESA Shares Tendered Pursuant to U.S. Cash Tender Offer	Number of PESA Shares Tendered Pursuant to U.S. Exchange Offer

2.             Signatures

You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign, or otherwise, all joint holders to do likewise. All signatures must be certified. If you sign in a capacity other than that of a registered holder (e.g., under a Power-of-Attorney) please state the capacity in which you sign and send together with the Form an authorized copy of the Power-of-Attorney.

Sign here to withdraw the acceptance of the U.S. Offers

BOX 2
Execution by Individuals Signed and delivered as a deed by	Execution by a company Executed and delivered as a deed by

In presence

(Name of record holder)

(Signature of record holder)	(Name of Company)

____________________________________
(Taxpayer ID or SSN)

(Representative) (Signature)

(Representative) (Signature)

______________________________________
(Taxpayer ID)

3.             Name(s) and address

Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS

Full name(s) and address

BOX 3

First registered holder	Joint registered holder	Joint registered holder
1. First name(s):	2. First name(s):	3. First name(s):
(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)
Last name:	Last name: _____________________	Last name:

Address:	Address:	Address:

Zip code:	Zip code:	Zip code:
Taxpayer ID or SSN: ______________________________	Taxpayer ID or SSN: ______________________________	Taxpayer ID or SSN: _____________________________
Joint registered holder(s)
4. First name(s):	5. Corporation(s):
(Mr. Mrs. Miss. Title)
Last name:	Name: _____________________

Address:	Address:

Zip code:	Zip code:
Taxpayer ID or SSN: _____________________________	Taxpayer ID: _____________________________

The signatures as well as the identity and capacity of each holder of PESA Shares must be independently certified before a Notary Public. The certification expense will be for the account of the withdrawing holders of PESA Shares.

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